UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	February 13, 2007
BIO-BRIDGE SCIENCE, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-51497	20-1802936
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1211 West 22nd Street, Suite 615 Oak Brook, Illinois	60523
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code:	630-928-0869

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

This Form 8-K and other reports filed by the Registrant from time to time with the Securities and Exchange Commission (collectively the “Filings”) contain forward looking statements and information that are based upon beliefs of, and information currently available to, the Registrant’s management as well as estimates and assumptions made by the Registrant’s management. When used in the Filings the words “anticipate”, “believe”, “estimate”, “expect”, “future”, “intend”, “plan” or the negative of these terms and similar expressions as they relate to the Registrant or the Registrant’s management identify forward looking statements. Such statements reflect the current view of the Registrant with respect to future events and are subject to risks, uncertainties, assumptions and other factors relating to the Registrant’s industry, operations and results of operations and any businesses that may be acquired by the Registrant. Should one or more of these risks or uncertainties materialize, or should the underlying assumptions prove incorrect, actual results may differ significantly from those anticipated, believed, estimated, expected, intended or planned.

Item 1.01 Entry into a Material Definitive Agreement.

On Feb 12th, 2007, Bio-Bridge Science, Inc. (the "Company") raised $3,000,000 in a private placement in the form of a sale of shares of Series A convertible preferred stock and warrants to purchase common stock. Each preferred share is convertible to one share of common stock at $.75 per share; the conversion price will be decreased if we sell equity for less than $.75 per share prior to call or conversion of the preferred shares within twelve months of the closing date. However, the conversion price will never be decreased below $.50 per share. The warrants are exercisable at $1.00 per share with a term of three years.

A total of 4,000,000 shares of Series A preferred and warrants to purchase 3,000,000 shares of common stock were issued in the placement. The Company can require conversion of the preferred stock to common stock (i) if the closing bid price of BGES common stock is $2.00 or greater for 20 consecutive trading days at any time after six months from closing date or (ii) on the third year anniversary of the closing date.

Pursuant to a concurrent Registration Rights Agreement between the Company and the investors, the Company is required to file a registration statement on Form SB-2 within 60 days after the closing of the transaction for purposes of registering the resale of shares of common stock underlying the preferred stock and the warrants.

Item 3.02 Unregistered Sales of Equity Securities.

See Item 1.01 above. In addition, the offer and sale of the securities was exempt from federal securities law pursuant to Regulation S.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

3.1	Form of Certificate of Designation of Series A preferred.
99.1	Press release dated February 13.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Bio-Bridge Science, Inc.

Date: February 13, 2007	By:	/s/ Kevin Lee
Name: Kevin Lee, CFA
Title: Chief Financial Officer